Exhibit 23.3

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
         --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Dow Jones & Company, Inc. of our report dated March 24, 2004 relating to the financial statements of MarketWatch, Inc., which is incorporated by reference in the Current Report on Form 8-K/A of Dow Jones & Company, Inc. dated February 14, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

San Francisco, California
February 24, 2005